Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
ECOLOGY AND ENVIRONMENT INC.

Under Section 805 of the Business Corporation Law

The undersigned, the President of Ecology and Environment Inc., hereby certifies:

1.	The name of the corporation is Ecology and Environment Inc. (the “Corporation”).

2.	The date of filing of the Certificate of Incorporation with the Department of State is February 20, 1970.

3.	The amendments effected by this certificate of amendment are as follows:

a.	Paragraph SECOND of the Certificate of Incorporation relating to the purpose for which the Corporation is formed is amended to read in its entirety as follows:

SECOND: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the NYBCL. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

b.	Paragraph THIRD of the Certificate of Incorporation relating to the office of the Corporation is amended to read in its entirety as follows:

THIRD: The office of the Corporation is to be located in the County of New York, State of New York.

c.	Paragraph FOURTH of the Certificate of Incorporation relating to the authorized shares of the Corporation is amended to read in its entirety as follows:

FOURTH: The aggregate number of shares that the Corporation shall have authority to issue is 1,000 common shares, with the par value of $0.01 per share.

d.	Paragraph FIFTH of the Certificate of Incorporation relating to the designated agent for process of the Corporation is amended to read in its entirety as follows:

FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation accepted on behalf of the Corporation is Attn: CT Corporation System, 28 Liberty Street New York, NY 10005.

e.	Paragraph SIXTH of the Certificate of Incorporation relating to the registered agent against whom process against the Corporation may be served is amended to read in its entirety as follows:

SIXTH: The name and address of the registered agent which is to be the agent of the Corporation upon whom process against it may be served is Patrick T. Sheridan, One Penn Plaza, 2nd Floor, 250 W 34th Street, NY, NY 10119.

f.	Paragraph SEVENTH of the Certificate of Incorporation relating to shareholders’ rights is amended to delete such paragraph in its entirety.

g.	Paragraph EIGHTH of the Certificate of Incorporation relating to the liability of directors of the Corporation is amended to read in its entirety as follows:

EIGHTH: To the fullest extent permitted by the NYBCL, as the same exists or may thereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director.

4.
(i)Each of the 1,000 issued shares of Class A Common Stock, par value of $0.01 per share, of the Corporation is changed to one share of common shares, par value of $0.01 per share, and (ii) each of the 5,999,000 authorized but unissued shares of Class A Common Stock, $0.01 par value, the 10,000,000 shares of Class B Common Stock, $0.01 par value, and the 2,000,000 shares of Preferred Stock, $0.01 par value, is canceled.

5.
The aggregate stated capital of the Corporation is reduced as a result of the change in the issued and unissued shares, from 18,000,000 shares having a par value of $0.01 per share, aggregating $180,000, to 1,000 shares having a par value of $0.01 per share, aggregating $10.

6.	The certificate of amendment was authorized by the vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on this 31st day of December, 2019.

ECOLOGY AND ENVIRONMENT INC.

By:	/s/ Lewis P. Cornell

Name:	Lewis P. Cornell

Title:	President

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
ECOLOGY AND ENVIRONMENT INC.

Under Section 805 of the Business Corporation Law

Filer’s Name and Mailing Address:

Elizabeth M. Hamelin
Name

Hogan Lovells US LLP
Company, if applicable

555 13th Street NW
Mailing Address

Washington, D.C. 20004
City, State, and Zip Code